ACKNOWLEDGMENT AND CONSENT
                                  OF GUARANTOR


       THIS ACKNOWLEDGMENT AND CONSENT OF GUARANTOR is made as of this 1st day of September, 1995, by AMERICAN PRESIDENT COMPANIES, LTD., a Delaware corporation (the "Guarantor"), with reference to the following facts and circumstances:

                                    RECITALS

       A. Reference is made to that certain Amended and Restated Guarantee dated as of May 19, 1995 by the Guarantor in favor of Kreditanstalt fur Wiederaufbau, Commerzbank AG, Hamburg and the banks listed in Schedule 1 attached thereto (the "Guarantee"). Capitalized terms used herein and not otherwise defined have the meanings provided therefor in the Guarantee.

       B. Concurrently herewith, the Obligees, the Transferees and APL are entering into (i) that certain Amendment No. 2 to Loan Agreement of even date herewith (the "Loan Amendment"), which shall modify certain provisions of, and certain Exhibits to, the Loan Agreement referenced in the Guarantee, and (ii) that certain Second Amended and Restated Agreement to Acquire and Charter dated as of September 1, 1995 (the "AAC Amendment"), which shall amend and restate in its entirety the Agreement to Acquire and Charter referred to in the Loan Agreement.

       C. To induce the Obligees to enter into the Loan Amendment and the AAC Amendment, the Guarantor wishes to confirm (i) its consent to the Loan Amendment and the AAC Amendment and the transactions contemplated thereby and
(ii) that the Guarantee remains in full force and effect.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby acknowledges and agrees for the benefit of the Obligees as follows:

       1. The Guarantee is amended to reflect that: (a) from and after the date hereof, as used in the Guarantee the term "Loan Agreement" means the Loan Agreement referred to in the Guarantee, as the same has been amended by the Loan Amendment, and as the same may be further amended or supplemented from time to time in accordance with its terms, and (b) as of the date hereof, the Amended and Restated Agreement to Acquire and Charter referred to in the first "WHEREAS" clause of the Guarantee has been amended and restated in its entirety pursuant to the AAC Amendment.

       2. The Guarantor hereby consents to the Loan Amendment, the AAC Amendment and each of the transactions contemplated thereby.

       3. The Guarantor hereby confirms and reaffirms the full force, continuing effect and ongoing applicability of its obligations under the Guarantee.

       IN WITNESS WHEREOF, the Guarantor has executed this Acknowledgment and Consent of Guarantor as of the date and year first above written.


                                     AMERICAN PRESIDENT COMPANIES, LTD.



                                     By:__/s/____________________________
                                        Name:  Peter A. V. HYegel
                                        Title: Assistant Secretary